Contact:
Jennifer Flachman
Director of Investor Relations
AMERCO
(602) 263-6601
Flachman@amerco.com

AMERCO REPORTS THIRD QUARTER FISCAL 2012 FINANCIAL RESULTS

RENO, Nev. (February 8, 2012)--AMERCO (Nasdaq: UHAL), parent of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company, today reported net earnings available to common shareholders for its third quarter ended December 31, 2011, of $0.7 million, or $0.04 per share, compared with $15.5 million, or $0.80 per share, for the same period last year.  Included in the results for December 31, 2011, was an after-tax charge of $1.61 per share associated with Repwest’s excess workers’ compensation reserve strengthening.  Taking into account this after-tax charge, adjusted earnings were $1.65 per share for the three months ended December 31, 2011.

For the nine-month period ended December 31, 2011, net earnings available to common shareholders were $171.1 million, or $8.79 per share, compared with net earnings of $160.8 million, or $8.28 per share for the same period last year.  Included in the results for December 31, 2011, was an after-tax charge of $1.61 per share associated with Repwest’s excess workers’ compensation reserve strengthening.  Taking into account this after-tax charge, adjusted earnings were $10.40 per share for the nine months ended December 31, 2011.

“Of course it is a disappointment to have the strong results in our U-Haul business clouded by the additional reserving at Repwest,” stated Joe Shoen, chairman of AMERCO.  “I still expect the year to finish strong for the entire organization,” Shoen concluded.

Highlights of Third-Quarter Fiscal 2012 Results

•
Self-moving equipment rental revenues increased $32.8 million during the third quarter of fiscal 2012 compared with the third quarter of fiscal 2011. In-Town and one-way rental transactions increased and utilization of the fleet improved.  The increase in revenues on a percentage basis for the quarter was greater than what we experienced last year at this time and it outpaced the nine month trend.

•
Self-storage revenues increased $3.2 million during the third quarter of fiscal 2012, compared with the third quarter of fiscal 2011. The average number of occupied rooms during the quarter increased nearly 10% compared with the same period last year. We added more than 340,000 of net rentable square feet during the quarter and 1,335,000 of net rentable square feet over the last four quarters and are continuing to opportunistically pursue our growth strategy.

•
Our life insurance segment continues to grow its business through acquisitions, completing another reinsurance transaction in the third quarter of fiscal 2012 for a block of whole life insurance policies leading to a net increase in premiums of $58.3 million for the quarter, compared to the same period last year.  This comes on top of the reinsurance agreement and acquisition that closed in the third quarter of fiscal 2011, which added final expense life insurance policies and Medicare supplement business.

•
Repwest, our property and casualty insurance subsidiary, determined during the quarter that it was necessary to strengthen reserves on its book of excess workers’ compensation business that was written or assumed from 1983 through 2003.  This is discontinued business totally unrelated to U-Haul’s core moving and storage business.  The total non-cash after-tax charge for this reserve strengthening was $31.4 million or $1.61 per share.  Repwest continues to maintain sufficient capital to support its existing business.

•
Total costs and expenses increased $129.5 million during the third quarter of fiscal 2012, compared with the third quarter of fiscal 2012. Life Insurance accounted for $58 million primarily from entering into the new reinsurance agreement. Property and Casualty’s portion was $45.9 million due to the reserve strengthening adjustment. Moving and Storage accounted for $25.7 million primarily due to variable costs associated with increased revenues.

AMERCO will hold its investor call for the third quarter of fiscal 2012 on Thursday, February 9, 2012, at 8 a.m. Arizona Time (10 a.m. Eastern). The call will be broadcast live over the Internet at www.amerco.com. To hear a simulcast of the call, or a replay, visit www.amerco.com

Use of Non-GAAP Financial Information
The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, the Company uses certain non-GAAP performance measures, including adjusted earnings per share, to provide a better understanding of the Company’s underlying operational results. The Company uses adjusted earnings per share to present the impact of certain transactions or events that management expects to occur only infrequently.

About AMERCO
AMERCO is the parent company of Oxford Life and Repwest insurance companies, Amerco Real Estate Company and U-Haul International, Inc. U-Haul is in the shared use business and was founded on the fundamental philosophy that the division of use and specialization of ownership is good for both U-Haul customers and the environment.

About U-Haul
Since 1945, U-Haul has been the choice for the do-it-yourself mover. U-Haul customers' patronage has enabled the Company to maintain the largest rental fleet in the do-it-yourself moving industry which includes trucks, trailers and towing devices. U-Haul also offers storage throughout North America. U-Haul is the consumer’s number one choice as the largest installer of permanent trailer hitches in the automotive aftermarket industry. The Company supplies alternative-fuel for vehicles and backyard barbecues as one of the nation’s largest retailers of propane.

U-Haul was founded by a Navy veteran who grew up during the Great Depression. Tires and gas were still rationed or in short supply during the late 1940s when U-Haul began serving U.S. customers. Today, that background is central to the U-Haul Sustainability Program: Serving the needs of the present without compromising the ability of future generations to meet their own needs. Our commitment to reduce, reuse and recycle includes fuel-efficient moving vans, neighborhood proximity, moving box reuse, moving pads made from discarded material and packing peanuts that are 100% biodegradable.  Learn more about these facts and others at uhaul.com/sustainability.

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Certain of the statements made in this press release regarding our business constitute forward-looking statements as contemplated under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of various risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. For a brief discussion of the risks and uncertainties that may affect AMERCO’s business and future operating results, please refer to our Form 10-Q for the quarter ended December 31, 2011, which is on file with the SEC.

Report on Business Operations

Listed below on a consolidated basis are revenues for our major product lines for the third quarter of fiscal 2012 and 2011.

	Quarter Ended December 31,
	2011	2010
	(Unaudited)
	(In thousands)

Self-moving equipment rentals	$375,744	$342,953
Self-storage revenues	33,846	30,638
Self-moving and self-storage products and services sales	43,206	41,533
Property management fees	5,368	5,129
Life insurance premiums	132,643	74,306
Property and casualty insurance premiums	9,429	8,998
Net investment and interest income	15,234	13,213
Other revenue	17,619	13,212
Consolidated revenue	$633,089	$529,982

Listed below are revenues and earnings (loss) from operations at each of our operating segments for the third quarter of fiscal 2012 and 2011.

	Quarter Ended December 31,
	2011	2010
	(Unaudited)
	(In thousands)
Moving and storage
Revenues	$483,066	$440,346
Earnings from operations before equity in earnings of subsidiaries	61,766	44,778
Property and casualty insurance
Revenues	11,666	11,117
Earnings (loss) from operations	(43,444)	1,876
Life insurance
Revenues	139,643	79,858
Earnings from operations	6,599	4,785
Eliminations
Revenues	(1,286)	(1,339)
Earnings from operations	(48)	(162)
Consolidated results
Revenues	633,089	529,982
Earnings from operations	24,873	51,277

The Company owns and manages self-storage facilities. Self-storage revenues reported in the consolidated financial statements represent Company-owned locations only. U-Haul also provides property management services for storage locations and earns a fee for these services. These storage centers are not owned by the Company and therefore are not reported on the balance sheet and the rental revenues are not reported in the statements of operations. Self-storage data for both our owned and managed locations follows:

	Quarter Ended December 31,
	2011	2010
	(Unaudited)
	(In thousands, except occupancy rate)
Room count as of December 31	420	407
Square footage as of December 31	37,464	36,022
Average number of rooms occupied	329	313
Average occupancy rate based on room count	78.5%	77.2%
Average square footage occupied	29,879	28,491

Listed below on a consolidated basis are revenues for our major product lines for the first nine months of fiscal 2012 and 2011.

	Nine Months Ended December 31,
	2011	2010
	(Unaudited)
	(In thousands)

Self-moving equipment rentals	$1,333,918	$1,229,544
Self-storage revenues	99,682	89,512
Self-moving and self-storage products and service sales	167,352	161,644
Property management fees	14,929	14,245
Life insurance premiums	229,839	152,131
Property and casualty insurance premiums	25,076	23,477
Net investment and interest income	48,398	39,442
Other revenue	60,041	42,910
Consolidated revenue	$1,979,235	$1,752,905

Listed below are revenues and earnings (loss) from operations at each of our operating segments for the first nine months of fiscal 2012 and 2011.

	Nine Months Ended December 31,
	2011	2010
	(Unaudited)
	(In thousands)
Moving and storage
Revenues	$1,697,683	$1,558,136
Earnings from operations before equity in earnings of subsidiaries	383,072	321,058
Property and casualty insurance
Revenues	32,471	29,607
Earnings (loss) from operations	(39,348)	5,280
Life insurance
Revenues	252,834	169,099
Earnings from operations	14,430	11,556
Eliminations
Revenues	(3,753)	(3,937)
Earnings from operations	(485)	(387)
Consolidated results
Revenues	1,979,235	1,752,905
Earnings from operations	357,669	337,507

The Company owns and manages self-storage facilities. Self-storage revenues reported in the consolidated financial statements represent Company-owned locations only. U-Haul also provides property management services for storage locations and earns a fee for these services. These storage centers are not owned by the Company and therefore are not reported on the balance sheet and the rental revenues are not reported in the statements of operations. Self-storage data for both our owned and managed locations follows:

	Nine Months Ended December 31,
	2011	2010
	(Unaudited)
	(In thousands, except occupancy rate)
Room count as of December 31	420	407
Square footage as of December 31	37,464	36,022
Average number of rooms occupied	330	315
Average occupancy rate based on room count	79.3%	78.0%
Average square footage occupied	29,990	28,593

AMERCO AND CONSOLIDATED ENTITIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2011	2011
	(Unaudited)
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$438,277	$375,496
Reinsurance recoverables and trade receivables, net	351,828	205,371
Inventories, net	56,766	59,942
Prepaid expenses	54,941	57,624
Investments, fixed maturities and marketable equities	724,456	659,809
Investments, other	242,539	201,868
Deferred policy acquisition costs, net	62,384	52,870
Other assets	124,264	166,633
Related party assets	297,513	301,968
	2,352,968	2,081,581
Property, plant and equipment, at cost:
Land	281,144	239,177
Buildings and improvements	1,058,932	1,024,669
Furniture and equipment	309,050	310,671
Rental trailers and other rental equipment	253,791	249,700
Rental trucks	1,766,847	1,611,763
	3,669,764	3,435,980
Less: Accumulated depreciation	(1,388,730)	(1,341,407)
Total property, plant and equipment	2,281,034	2,094,573
Total assets	$4,634,002	$4,176,154
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$344,205	$304,006
Notes, loans and leases payable	1,507,976	1,397,842
Policy benefits and losses, claims and loss expenses payable	1,148,074	927,376
Liabilities from investment contracts	236,805	246,717
Other policyholders' funds and liabilities	5,382	8,727
Deferred income	28,218	27,209
Deferred income taxes	362,164	271,257
Total liabilities	3,632,824	3,183,134

Stockholders' equity:
Common stock	10,497	10,497
Additional paid-in capital	432,846	425,212
Accumulated other comprehensive loss	(53,619)	(46,467)
Retained earnings	1,291,659	1,140,002
Cost of common shares in treasury, net	(525,653)	(525,653)
Cost of preferred shares in treasury, net	(151,997)	(7,189)
Unearned employee stock ownership plan shares	(2,555)	(3,382)
Total stockholders' equity	1,001,178	993,020
Total liabilities and stockholders' equity	$4,634,002	$4,176,154

AMERCO AND CONSOLIDATED ENTITIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Quarter Ended December 31,
	2011	2010
	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues:
Self-moving equipment rentals	$375,744	$342,953
Self-storage revenues	33,846	30,638
Self-moving and self-storage products and service sales	43,206	41,533
Property management fees	5,368	5,129
Life insurance premiums	132,643	74,306
Property and casualty insurance premiums	9,429	8,998
Net investment and interest income	15,234	13,213
Other revenue	17,619	13,212
Total revenues	633,089	529,982

Costs and expenses:
Operating expenses	269,834	252,986
Commission expenses	47,864	42,367
Cost of sales	24,505	22,586
Benefits and losses	173,748	70,312
Amortization of deferred policy acquisition costs	3,666	2,480
Lease expense	32,325	37,159
Depreciation, net of (gains) on disposals of (($699) and ($1,655), respectively)	56,274	50,815
Total costs and expenses	608,216	478,705

Earnings from operations	24,873	51,277
Interest expense	(22,744)	(22,236)
Pretax earnings	2,129	29,041
Income tax expense	(1,401)	(10,433)
Net earnings	728	18,608
Less: Preferred stock dividends	-	(3,079)
Earnings available to common shareholders	$728	$15,529
Basic and diluted earnings per common share	$0.04	$0.80
Weighted average common shares outstanding: Basic and diluted	19,481,614	19,439,622

AMERCO AND CONSOLIDATED ENTITIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Nine Months Ended December 31,
	2011	2010
	(Unaudited)
	(In thousands, except share and per share data)
Revenues:
Self-moving equipment rentals	$1,333,918	$1,229,544
Self-storage revenues	99,682	89,512
Self-moving and self-storage products and service sales	167,352	161,644
Property management fees	14,929	14,245
Life insurance premiums	229,839	152,131
Property and casualty insurance premiums	25,076	23,477
Net investment and interest income	48,398	39,442
Other revenue	60,041	42,910
Total revenues	1,979,235	1,752,905

Costs and expenses:
Operating expenses	836,149	776,379
Commission expenses	168,865	152,149
Cost of sales	89,729	83,854
Benefits and losses	268,140	143,117
Amortization of deferred policy acquisition costs	10,716	6,549
Lease expense	99,271	113,789
Depreciation, net of (gains) on disposals of (($18,326) and ($18,964), respectively)	148,696	139,561
Total costs and expenses	1,621,566	1,415,398

Earnings from operations	357,669	337,507
Interest expense	(68,340)	(65,488)
Pretax earnings	289,329	272,019
Income tax expense	(109,367)	(101,690)
Net earnings	179,962	170,329
Less: Excess of redemption value over carrying value of preferred shares redeemed	(5,908)	(171)
Less: Preferred stock dividends	(2,913)	(9,336)
Earnings available to common shareholders	$171,141	$160,822
Basic and diluted earnings per common share	$8.79	$8.28
Weighted average common shares outstanding: Basic and diluted	19,470,886	19,427,294

NON-GAAP FINANCIAL RECONCILIATION SCHEDULE
Quarter Ended
December 31, 2011
(In thousands, except share and per share amounts)

AMERCO and Consolidated Entities
Earnings per common share basic and diluted	$0.04
Charge for strengthening reserves	1.61
Earnings per common share basic and diluted before charge for strengthening reserves	$1.65

Charge for strengthening reserves	$(48,250)
Income tax benefit	16,888
Charge for strengthening reserves, net of taxes	$(31,362)
Charge for strengthening reserves, net of taxes, per common share basic and diluted	$(1.61)
Weighted average shares outstanding: basic and diluted	19,481,614

Nine Months Ended
December 31, 2011
(In thousands, except share and per share amounts)

AMERCO and Consolidated Entities
Earnings per common share basic and diluted	$8.79
Charge for strengthening reserves	1.61
Earnings per common share basic and diluted before charge for strengthening reserves	$10.40

Charge for strengthening reserves	$(48,250)
Income tax benefit	16,888
Charge for strengthening reserves, net of taxes	$(31,362)
Charge for strengthening reserves, net of taxes, per common share basic and diluted	$(1.61)
Weighted average shares outstanding: basic and diluted	19,470,886

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